united states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2023

ATLANTIC COASTAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40158	85-4178663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 St Johns Lane, Floor 5 New York, NY	10013
(Address of principal executive offices)	(Zip Code)

(248) 890-7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-third of one redeemable warrant	ACAHU	The Nasdaq Stock Market LLC
Shares of Class A common stock included as part of the units	ACAH	The Nasdaq Stock Market LLC
Warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	ACAHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

On September 8, 2023, at a special meeting of the stockholders of Atlantic Coastal Acquisition Corp., a Delaware corporation and a special purpose acquisition company ( the “Company”) whose securities are listed on Nasdaq (the “Special Meeting”), the stockholders approved a proposal to amend the Company’s second amended and restated certificate of incorporation (the “Charter”) to extend the date by which the Company must consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the Company and one or more businesses (a “Business Combination”), (ii) cease its operations if it fails to complete such business combination, and (iii) redeem or repurchase 100% of the Company’s Class A common stock included as part of the units sold in the Company’s initial public offering that was consummated on March 8, 2021 (the “Public Shares”), from September 8, 2023 (the “Existing Termination Date”) to March 8, 2024 (the “Amended Termination Date”), or such earlier date as determined by the Company’s board of directors (the “Board”), provided that the Company’s sponsor, Atlantic Coastal Acquisition Management LLC, a Delaware limited liability company (the “Sponsor”), or one or more of its affiliates, members or third-party designees (in any case, the “Lender”) deposits into the trust account maintained for the benefit of the Company’s public stockholders (the “Trust Account”) $0.18 for each Public Share that is not redeemed in connection with the Special Meeting in exchange for a non-interest bearing, unsecured promissory note issued by the Company to the Lender, and to allow the Company, without another stockholder vote, to elect to extend the Amended Termination Date on a monthly basis up to six times by an additional one month each time thereafter (each such monthly extension being hereinafter referred to as an “Additional Charter Extension Date”), by resolution of the Board, if requested by the Sponsor, and upon five days’ advance notice prior to the Amended Termination Date or applicable Additional Charter Extension Date, but in event beyond September 8, 2024, or a total of up to twelve months after the Original Termination Date, unless the closing of a business combination shall have occurred prior thereto.

The foregoing summary of the amendment to the Charter (the “Charter Amendment”) is not complete and is qualified by reference to the Charter Amendment attached hereto as Exhibit 3.1 which was filed with the Office of the Secretary of State of the State of Delaware on September 8, 2023.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 8, 2023, the Company held a Special Meeting of Stockholders to vote upon the proposal to amend the Charter described in Item 5.03. An aggregate of 2,787,623 shares of the Company’s common stock, which represented a quorum of the outstanding common stock entitled to vote as of the record date of August 23, 2023, were represented in person or by proxy at the Special Meeting.

The Company’s stockholders voted on the following proposal at the Special Meeting, which was approved:

(1) Proposal No. 1 — The Charter Amendment Proposal — a proposal to amend the Company’s second amended and restated certificate of incorporation (the “Charter”) to extend the date by which the Company must consummate a business combination (the “Charter Amendment Proposal”). The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

For	Against	Abstain	Broker Non-Votes
2,706,279	181,344	0	N/A

As of the close of business on September 7, 2023, stockholders holding a total of 385,961 public shares of Class A common stock exercised and did not reverse, their right to redeem their public shares in connection with the vote upon the Charter Amendment Proposal. As a result of the foregoing, those holders will receive a payment of approximately $10.53 per share that they redeemed.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amendment to Second Amended and Restated Certificate of Incorporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 13, 2023

ATLANTIC COASTAL ACQUISITION CORP.

By:	/s/ Shahraab Ahmad
Shahraab Ahmad
Chief Executive Officer